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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

        In connection with the Annual Report of ESCAgenetics Corporation (the "Company") on Form 10-KSB for the year ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michelle Kline, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

        (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MICHELLE KLINE

Michelle Kline Chief Executive Officer Chief Financial Officer
December 30, 2002

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  Exhibit 99.1